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EXHIBIT 3.1
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              MICHAELS STORES, INC.


                                   ARTICLE I

                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The initial registered office of the corporation shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called) and thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. MEETINGS. All meetings of the stockholders for the election of Directors shall be held at the principal office of the corporation or at such other place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Chairman, Vice Chairman, Chief Executive Officer or President, or such other officer of the corporation designated by the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Except as otherwise provided by the General Corporation Law of the State of Delaware (herein called the "Act") or the Certificate of Incorporation or unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his sole discretion to regulate the conduct of the meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting of the stockholders, by ascertaining whether any stockholder or the stockholder's proxy may be excluded from any meeting of the stockholders based upon any determination, by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings at the meeting of the stockholders and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

         SECTION 2. ANNUAL MEETING. (a) An annual meeting of the stockholders shall be held on such date in each fiscal year of the corporation as the Board of Directors will select, if

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not a legal holiday, and if a legal holiday, then on the next secular day following, at which meeting the stockholders shall elect members of the Board of Directors, and transact such other business as may properly be brought before the meeting.

                  (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty nor more than ninety days prior to the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the anniversary of the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the date on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of the foregoing, the date on which the corporation first mailed its proxy materials to stockholders will be the date so described in such proxy materials. Notwithstanding the foregoing, for a stockholder's notice regarding the nomination of directors to be timely, the requirements of Article Seven of the Certificate of Incorporation must be met.

                  (c) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (d) No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. If the presiding officer of an annual meeting determines that business was not properly brought before the meeting in accordance with the

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provisions of this Section 2, such presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 3. LIST OF STOCKHOLDERS. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the day next preceding the day on which notice is given shall be the record date.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Act, or by the Certificate of Incorporation, or by these Bylaws (herein, as amended from time to time, so called), may be called by the Board of Directors. At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board in accordance with these Bylaws or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board. The determination of whether any business sought to be brought before any special meeting of the stockholders is properly brought before such meeting in accordance with this Section 4 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and such business will not be conducted or considered.

         SECTION 5. NOTICE. Notice stating the place, if any, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by a form of electronic transmission consented to by the stockholder, or by mail, by or at the direction of the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. Such notice shall include the means of

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remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.

         SECTION 6. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 7. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares which have voting power present in person or represented by proxy at such meeting and which have actually voted shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or of these Bylaws (including, but not limited to, Article III of these Bylaws), a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present in person or represented by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 8. PROXY. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder, or by his duly authorized attorney in fact, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. A duly elected proxy shall be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

                                  ARTICLE III

                              BOARD OF DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation

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and do all such lawful acts and things as are not by the Act or by the
Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 2. NUMBER OF DIRECTORS; ELECTION. The exact number of Directors shall be fixed by resolution of the Board of Directors from time to time, none of whom need be stockholders or residents of the State of Delaware. The Directors shall be elected by plurality vote at the annual meeting of the stockholders, except as may be provided from time to time in the Certificate of Incorporation (or, in the case of vacancies, below), and each Director elected shall hold office until his successor shall be elected and shall qualify.

         SECTION 3. VACANCIES AND NEW DIRECTORSHIPS. Any Director may be removed either for or without cause, as provided in the Certificate of Incorporation. Newly created directorships resulting from any increase in the number of directors and any vacancies occurring in the Board of Directors for any reason will be filled by the vote of a majority of the Directors then in office, although less than a quorum, or, if there is no remaining Director, by the stockholders. Each successor Director so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         SECTION 1. MEETINGS. The Directors of the corporation may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

         SECTION 2. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

         SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board or by a majority of the Directors in office. The purpose of any special meeting shall be specified in the notice or any waiver of notice. Each notice of a meeting of the Board of Directors may be delivered personally or by telephone to a Director not later than the day before the day on which the meeting is to be held; sent to a Director at his residence or usual place of business, or at any other place of which he will have notified the corporation by telegram, telex, cable, wireless, facsimile, electronic transmission or similar means at least 24 hours before the time at which the meeting is to be held; or posted to him at such place by prepaid first class or air mail, as appropriate, at least three days before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any Director who submits a signed

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waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to him.

         SECTION 5. QUORUM. At all meetings of the Board of Directors the presence of a majority of the number of Directors then constituting the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present there at may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 6. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more Directors of the corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the Board of Directors as a whole is expressly required by the Act or by the Certificate of Incorporation and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall the filled by the affirmative vote of a majority of the whole Board of Directors.

         SECTION 7. OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more Directors of the corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         SECTION 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         SECTION 9. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but may receive such compensation and reimbursements as may be determined from time to time by resolution of the Board; provided

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that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE V

                               NOTICE OF MEETINGS

         SECTION 1. FORM OF NOTICE. Whenever under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the corporation or (b) by electronic transmission to any (i) Director or (ii) stockholder who consents to receipt by such means. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mails as aforesaid.

         SECTION 2. WAIVER. Whenever any written notice is required to be given to any stockholder or Director of the corporation, under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

         SECTION 3. TELEPHONE MEETINGS. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. IN GENERAL. The officers of the corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, additional Vice Presidents, Assistant Vice Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine.

         SECTION 2. ELECTION. The Board of Directors, at its first meeting after each annual meeting of stockholders, or at any other time, may elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

         SECTION 3. OTHER OFFICERS AND AGENTS. The Board of Directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected

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and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 4. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by the Executive Committee, if so authorized by the Board.

         SECTION 5. TERM OF OFFICE AND REMOVAL. Each officer of the corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interest of the corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board at which he may be present and shall be ex officio a member of all standing committees and shall perform such other duties as may be assigned to him by the Board of Directors.

         SECTION 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

         SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall have, subject only to the Board of Directors and the Executive Committee, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. He shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including, without limitation, the supervision and direction of all other officers of the corporation (other than the Chairman of the Board and the Vice Chairman of the Board) and the power to appoint and discharge agents and employees.

         SECTION 9. PRESIDENT. The President shall have, subject only to the Board of Directors and the Executive Committee and, if the President is not also the Chief Executive Officer, the Chief Executive Officer, general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee or, if the President is not also the Chief Executive Officer, the Chief Executive Officer of the corporation.

         SECTION 10. VICE PRESIDENTS. Each Vice President shall have such power and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the Chief Executive Officer or President may from time to time delegate to him.

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In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

         SECTION 11. SECRETARY. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Executive Committee or the Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation.

         SECTION 12. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such power and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

         SECTION 13. TREASURER. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe.

         SECTION 14. ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Treasurer, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer.

         SECTION 15. CONTROLLER. The Controller shall share with the Treasurer responsibility for the financial and accounting books and records of the corporation, shall report to the Treasurer, and shall perform such other duties as the Board of Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

         SECTION 16. BONDING. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.








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                                  ARTICLE VII

                             CERTIFICATES OF SHARES

         SECTION 1. FORM OF CERTIFICATES. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled shall be delivered to each stockholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the Chairman of the Board or the Vice Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the corporation or an employee of the corporation, the signatures of the corporation's officer may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation or its agents, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

         SECTION 2. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         SECTION 4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.









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                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

         SECTION 2. RESERVES. There may be created by resolution of the Board of Directors out of the net profits of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 4. SEAL. The corporation shall have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the corporation shall have authority to affix the seal to any document requiring it.

         SECTION 5. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

         SECTION 6. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 7. TIME PERIODS. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.


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

                                   ARTICLE IX

                                   INDEMNITY

         SECTION 1. INDEMNIFICATION. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Act and the Certificate of Incorporation and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against any liability, expense or other matter whatsoever.

         SECTION 2. INDEMNIFICATION ADDITIONAL TO OTHER RIGHTS. The rights of indemnification provided for in this Article IX shall be in addition to any rights to which any such Director, officer or employee may be entitled under any agreement, vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.

                                   ARTICLE X

                                   AMENDMENTS

         SECTION 1. BY STOCKHOLDERS. These Bylaws may be amended or repealed by the vote of stockholders entitled to at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of the purpose.

         SECTION 2. BY THE BOARD OF DIRECTORS. These Bylaws may also be amended or repealed by the Board of Directors by the vote of a majority of Directors, except as such power may be limited by any one or more bylaws adopted by the stockholders.

                                             Adopted:  September 13, 2000
                                             /s/ Mark V. Beasley
                                             -----------------------------------
                                             Mark V. Beasley, Secretary








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